UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

In connection with the announcement of a private offering of $350.0 million aggregate principal amount of senior notes due 2023 (the “2023 Notes”) as described in Item 8.01 of this Report, William Lyon Homes (“Parent”) is disclosing certain information to prospective investors in a preliminary offering memorandum dated March 6, 2018 related to the issuance of the 2023 Notes (the “Preliminary Offering Memorandum”). Parent is filing as Exhibit 99.1 certain excerpts from the Preliminary Offering Memorandum.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

Launch of Notes Offering

On March 6, 2018, Parent issued a press release announcing that it had commenced a private offering (the “Offering”) to eligible purchasers of the 2023 Notes through its wholly owned subsidiary, William Lyon Homes, Inc., a California corporation (“California Lyon”). In accordance with Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), a copy of this press release is being filed as Exhibit 99.2 to this report and accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of Parent or of California Lyon.

The 2023 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

As previously announced on February 20, 2018, California Lyon entered into definitive agreements to acquire RSI Communities LLC (“RSI”) and certain additional related real estate assets (collectively, the “Acquisition”). Parent intends to use the net proceeds from the Offering (i) together with approximately $200.0 million in cash generated from certain land banking arrangements and cash on hand, to finance the Acquisition, and to pay related fees and expenses and (ii) to repay all $150.0 million in aggregate principal amount of California Lyon’s 5.75% Senior Notes due 2019. The Acquisition is expected to close in the first quarter of fiscal year 2018, subject to certain closing conditions.

Historical consolidated financial information of RSI is attached as Exhibit 99.3 to this report and incorporated by reference herein. The historical consolidated financial information of RSI attached hereto does not reflect the results of operations or financial condition of the additional related real estate assets to be acquired in connection with the Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

The consolidated financial statements of RSI as of December 31, 2017 and for the year ended December 31, 2017, the notes related thereto, and the report of the independent auditors related thereto with respect to the audited consolidated financial statements of RSI are filed as Exhibit 99.3 to this report and are incorporated by reference herein.

(d)	Exhibits:

Exhibit No.	Description

23.1	Consent of Wright Ford Young & Co, independent auditors of RSI Communities LLC

99.1	Excerpts from the Preliminary Offering Memorandum dated March 6, 2018

99.2	Press Release dated March 6, 2018

99.3	Consolidated financial statements of RSI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 6, 2018

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President, Chief Financial Officer